UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2006

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the annual meeting of stockholders of Zhone Technologies, Inc. held on May 17, 2006, Zhone’s stockholders approved an amendment to the Zhone Technologies, Inc. 2002 Employee Stock Purchase Plan (the “ESPP”) to (1) delete the “evergreen” provision which provides for an automatic annual increase in the aggregate number of shares available for purchase under the ESPP by 2.5% of the total number of outstanding shares, and (2) increase the maximum number of shares of common stock which may be issued under the ESPP by 2,000,000 shares, or 1.4% of the total number of shares of common stock outstanding as of March 29, 2006, the record date for the annual meeting. A copy of the ESPP, as amended and restated, is filed as an exhibit to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, Adam Clammer announced his resignation from the Board of Directors. As a result of Mr. Clammer’s resignation, the Board of Directors reduced its size from nine to eight, and reduced the size of the Class I directors from three to two.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit
10.1	Zhone Technologies, Inc. 2002 Employee Stock Purchase Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

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